Exhibit 99

FOR IMMEDIATE RELEASE

Contact: Michael R. Sayre

Executive Vice President & CFO
(614) 748-1150
Michael.Sayre@pinnacle.com

PDSI REPORTS RESULTS FOR 2005 THIRD QUARTER

ACQUISITION CONTRIBUTES TO RECORD QUARTERLY SALES AND STRONG EARNINGS

COLUMBUS, Ohio (October 26, 2005) – Pinnacle Data Systems, Inc. (PDSi) (AMEX: PNS) today announced results for the third quarter ended September 30, 2005.

John D. Bair, Chairman and CEO, commented, “We are pleased to report record quarterly sales of $14.3 million and strong earnings per diluted share of $0.05 for the third quarter of 2005, which benefited from the acquisition of GNP Computers, Inc. on August 15, 2005. This required a tremendous effort by the entire team to make it all happen.”

Mr. Bair continued, “We expect to achieve all time record sales in the 2005 fourth quarter and year. As anticipated, organic growth increased in the third quarter and has been greatly enhanced by the company’s growth strategies, which includes acquisitions. We will continue our efforts to accelerate the growth of the company utilizing both avenues.”

Third Quarter Results

The results of the third quarter of 2005 specifically benefited from the August 2005 acquisition of GNP. Sales for the third quarter ended September 30, 2005, increased 62% to $14.3 million from $8.8 million for the third quarter ended September 25, 2004. Gross profit for the third quarter of 2005 increased 103% to $3.1 million from $1.5 million for the same period of 2004 based on the increased volume and higher service revenue.

Operating expenses, including selling, general and administrative (SG&A) expenses increased 64% to $2.5 million for the third quarter of 2005 compared to $1.5 million in the third quarter of 2004 due to additional expenses related to the acquisition, on-going investment in sales and marketing, and profitability-based expenses. Operating expenses for both periods were 17% of sales.

Net income increased to $339,000, or $0.05 per diluted share, for the third quarter of 2005 from $1,000, or $0.00 per diluted share for the third quarter of 2004.

Nine Month Results

The results of the first nine months of 2005 also benefited from the August acquisition of GNP. Sales for the nine months ended September 30, 2005, increased 6% to $28.7 million from $27.1 million for the comparable period ended September 25, 2004. Gross profit for the first nine months of 2005 was $6.8 million, a 4% increase from $6.5 million for the nine months of 2004.

In the first nine months of 2005, operating expenses increased 16% to $5.7 million from $4.9 million in the first nine months of 2004, mostly due to the third quarter increases. Operating expenses for the first nine months of 2005 were 20% of sales compared to 18% of sales in the comparable period of 2004.

Net income for the first nine months of 2005 was $548,000, or $0.09 per diluted share, compared to $860,000, or $0.14 per diluted share, for the first nine months of 2004.

Additional Operating Results

For the third quarter of 2005, product sales totaled $11.7 million, an increase of 55% from $7.6 million in the third quarter of 2004. Gross profit on products increased 32% to $1.5 million in the third quarter of 2005 from $1.2 million in the same quarter of 2004 due to increased sales volume, which was partially offset by lower margin mix. The gross profit margin on product sales was 13% for the third quarter of 2005 compared to 15% for the third quarter of 2004.

For the first nine months of 2005, product sales totaled $22.0 million, a decrease of 3% from $22.8 million in the first nine months of 2004. Gross profit on products declined 39% to $3.0 million in the first nine months of 2005 from $4.9 million in the first nine months of 2004 due to a lower margin mix. The gross profit margin on product sales was 13% for the first nine months of 2005 compared to 21% for the first nine months of 2004.

For the third quarter of 2005, service sales totaled $2.5 million, an increase of 106% from approximately $1.2 million in the third quarter of 2004, due to new repair and hardware management programs started last year and programs acquired with GNP. Gross profit on service sales for the 2005 third quarter increased 328% to $1.6 million from $365,000 for the same period in 2004. The gross profit margin on service sales improved to 62% in the third quarter of 2005 from 30% in the 2004 third quarter due to higher service sales volume and the resulting increase in operating leverage.

For the first nine months of 2005, service sales totaled $6.7 million, an increase of 53% from $4.4 million in the first nine months of 2004. Gross profit on service sales for the first nine months of 2005 increased 136% to $3.8 million from $1.6 million for the comparable period in 2004. The gross profit margin on service sales improved to 57% in the first nine months of 2005 from 37% in the 2004 first nine months due to higher service sales volume resulting in increased operating leverage.

Highlights of the Quarter

During the third quarter of 2005, PDSi

•	won a new account with a leading Italy-based telecommunications equipment provider,

•	won new programs with a major imaging equipment manufacturer,

•	won multiple new accounts in the emerging network appliance space, and

•	acquired the assets and hired certain employees of GNP to obtain that business.

Acquisition Highlights

PDSi acquired GNP’s assets totaling approximately $8.7 million, of which $8.3 million was receivables and inventory.

PDSi immediately benefited from

•	over 20 customers with similar profiles and expansion opportunities as PDSi’s existing business,

•	a suburban Los Angeles sales office and production facility,

•	an expanded international presence with an Asia-based sales office and customers in Asia and Europe,

•	an expanded product line including telecommunications platforms and application-specific devices, and

•	additional technical and engineering expertise and capabilities.

During the third quarter, the Company increased its asset-based line of credit with KeyBank NA to $11 million from $6 million. PDSi paid for the acquisition by paying off a $2.3 million asset-based line of credit and assuming payables and other accrued liabilities of approximately $6.4 million, including the transaction fees for both parties.

The market value of the assets was essentially equal to the total of the assumed liabilities and capitalized transaction expenses. As a result, no goodwill was recorded on the transaction and no long term debt was assumed or incurred.

Christopher L. Winslow, President and COO, said “The acquisition of GNP was attractive from both a business and financial perspective. Importantly, it met our criteria for acquisitions and immediately enabled us to extend our capabilities. GNP had built an outstanding customer base, a robust infrastructure and a great reputation for quality and service in the industry. Based on our due diligence, we believed that we could significantly improve the former operations of GNP. The company just needed to be right-sized in the areas of facilities and human resources, by far its two largest expenses. We are excited about the opportunities to accelerate the growth of PDSi and to achieve higher levels of long-term performance.”

Outlook

Michael R. Sayre, Executive Vice President and CFO, stated “As a result of the acquisition and the expected organic growth of the combined organizations, we anticipate another record sales year in 2006. We will continue evaluating viable acquisition opportunities that meet our established criteria, including strategic fit and accretive performance in less than a year. However, we are not planning any additional acquisitions before the second half of 2006. Further integration of the two businesses and infrastructure development for growth in the future will occur simultaneously for about the next year. Over that period, we plan to spend up to $1 million in those areas, mostly in information technology and systems, with about half of that amount being capitalized as fixed assets. We expect to begin those expenditures in the fourth quarter of 2005. We anticipate continuing profitability in the fourth quarter of 2005 and growing annual earnings in the 2006 year.”

Conference Call

PDSi will host a conference call today at 11:00 a.m. Eastern Time. John D. Bair, Chairman and CEO, Christopher L. Winslow, President and COO, and Michael R. Sayre, Executive Vice President and CFO, will discuss the Company’s third quarter results, recent acquisition of GNP Computers, Inc., and long-term growth strategy.

The telephone number to participate in the conference call is (800) 257-1836. A slide presentation will be referenced during the call which may be accessed at the PDSi website (www.pinnacle.com) by clicking on “Company Information” and then “Investor Relations.”

An audio replay of the call will be available through the Investor Relations section of the Company’s website approximately one hour following the conference call.

About PDSi

PDSi provides product lifecycle service solutions to Original Equipment Manufacturers (OEMs) in the medical, telecommunications, computer, industrial, imaging and defense equipment industries, among others. PDSi offers a full range of computer and computer-related product development and manufacturing services to increase product speed to market and engineered product life, and service and support solutions for units in the field through comprehensive product lifecycle management programs encompassing depot repair, advanced exchange, contact center support and end-of-life control. For more information, visit the PDSi website at http://www.pinnacle.com.

Safe Harbor Statement: This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding the an increase in the Company’s pipeline of future business, the Company’s achievement of its financial growth and profitability goals, the Company’s sales, earnings and profitability expectations for the fourth quarter of 2005 and the 2006 fiscal year. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “should,” “plan” or “planning” and similar expressions identify forward-looking statements that speak only as of the date thereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors. These factors include changes in general economic conditions, changes in the specific markets for the Company’s products and services, adverse business conditions, changes in customer order patterns, increased competition, changes in the Company’s business or its relationship with major technology partners or significant customers, pricing pressures, lack of adequate financing to take advantage of business opportunities that may arise, lack of success in technological advancements, risks associated with the Company’s new business practices, processes and information systems, the discovery of information relating to the business of GNP Computers which would affect the viability of post-closing operations and the inability to overcome integration issues relating to the GNP Computers transaction. The Company undertakes no obligations to publicly update or revise such statements. For more details, please refer to the Company’s Securities and Exchange Commission filings, including its most recent Annual Report on Form 10-KSB and quarterly reports on Form 10-QSB.

PINNACLE DATA SYSTEMS, INC.

(DBA PDSi)

BALANCE SHEETS

($ thousands)	September 30, 2005	December 31, 2004
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$152	$15
Accounts receivable, net of allowance for doubtful accounts of $70,000 and $20,000, respectively	11,133	4,398
Inventory	9,335	4,080
Prepaid expenses	313	240
Refundable income taxes	151	171
Deferred income taxes	477	477

	21,561	9,381

PROPERTY AND EQUIPMENT
Leasehold improvements	325	310
Furniture and fixtures	390	383
Computer equipment and related software	2,712	2,482
Shop equipment	586	568

	4,013	3,743
Less accumulated depreciation and amortization	3,141	2,772

	872	971

OTHER ASSETS	181	23

	$22,614	$10,375

PINNACLE DATA SYSTEMS, INC.

(DBA PDSi)

BALANCE SHEETS

($ thousands)	September 30 2005	December 31, 2004
	(Unaudited)
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Line of credit	$8,003	$2,525
Accounts payable	5,890	2,177
Accrued expenses:
Wages, payroll taxes, and benefits	952	296
Other	1,149	207
Unearned revenue	251	14

	16,245	5,219

LONG-TERM LIABILITIES
Deferred income taxes	101	101

	16,346	5,320

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY
Preferred stock; no par value; 4,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock; no par value; 25,000,000 shares authorized; 5,964,956 and 5,628,806 shares issued and outstanding, respectively	2,738	2,266
Additional paid-in capital	737	543
Retained earnings	2,793	2,246

	6,268	5,055

	$22,614	$10,375

PINNACLE DATA SYSTEMS, INC

(DBA PDSi)

STATEMENTS OF OPERATIONS

	For the Quarter Ended		For the Three Quarters Ended
($ thousands, except per share totals)	September 30, 2005	September 25, 2004	September 30, 2005	September 25, 2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
SALES
Product sales	11,737	7,556	22,040	22,760
Service sales	2,534	1,229	6,668	4,352

	14,271	8,785	28,708	27,112

COST OF SALES
Product sales	10,208	6,396	19,077	17,892
Service sales	971	864	2,872	2,743

	11,179	7,260	21,949	20,635

GROSS PROFIT	3,092	1,525	6,759	6,477

OPERATING EXPENSES	2,464	1,500	5,735	4,940

INCOME FROM OPERATIONS	628	25	1,024	1,537

OTHER EXPENSE
Interest expense	87	24	148	79

INCOME BEFORE INCOME TAXES	541	1	876	1,458

INCOME TAX EXPENSE	202	—	328	598

NET INCOME	$339	$1	$548	$860

BASIC EARNINGS PER SHARE	$0.06	$0.00	$0.09	$0.15

DILUTED EARNINGS PER SHARE	$0.05	$0.00	$0.09	$0.14

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	5,940,957	5,587,377	5,834,297	5,560,779

Diluted	6,319,549	6,079,761	6,266,897	6,116,538

PINNACLE DATA SYSTEMS, INC.

(DBA PDSi)

STATEMENTS OF CASH FLOWS

	For the Three Quarters Ended
($ thousands)	September 30, 2005	September 25, 2004
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$548	$860

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	369	426
Provision for doubtful accounts	10	—
Inventory reserves	284	179
(Increase)/decrease in assets:
Accounts receivable	(2,927)	(714)
Inventory	(1,085)	(2,660)
Prepaid expenses and other assets	29	64
Refundable income taxes	215	—
Increase/(decrease) in liabilities:
Accounts payable	(1,730)	1,444
Accrued expenses and taxes	(70)	70
Unearned revenues	58	19

Total adjustments	(4,847)	(1,173)

Net cash used in operating activities	(4,299)	(312)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(214)	(222)
Proceeds from acquisition	124	—

Net cash used in investing activities	(90)	(222)

CASH FLOWS FROM FINANCING ACTIVITIES
Net change in line of credit	5,478	166
Payment of debt assumed in acquisition	(2,281)	—
Outstanding checks in excess of funds on deposit	863	309
Principal payments on capital lease obligation	(6)	—
Proceeds from stock options exercised	472	64

Net cash provided by financing activities	4,526	539

PINNACLE DATA SYSTEMS, INC.

(DBA PDSi)

STATEMENTS OF CASH FLOWS (CONTINUED)

	For the Three Quarters Ended
($ thousands)	September 30, 2005	September 25, 2004
	(Unaudited)	(Unaudited)
INCREASE IN CASH	137	5

CASH - Beginning of year	15	12

CASH - End of three quarters	$152	$17

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$119	$76

Income taxes paid, net of refunds	$110	$557

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING TRANSACTIONS
Inventory capitalized as computer equipment	$2	$65
Income tax benefit from stock option plans credited to Additional paid-in-capital	$194
Assets and liabilities acquired in acquisition:
Accounts receivable	$3,818
Inventory	4,456
Prepaid expenses	104
Computer equipment	53
Other assets acquired	157

Total assets	8,588

Accounts payable	4,580
Wages, payroll taxes and benefits	564
Other accrued expenses	1,110
Unearned revenue	178

Total liabilities acquired	8,713

####

2005